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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   March 12, 2002
                                                --------------------------------

                           AUTHENTIDATE HOLDING CORP.
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               (Exact name of Registrant as specified in charter)


       Delaware                       0-20190                    14-1673067
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(State or other jurisdic-           (Commission                (IRS Employer
 tion of incorporation)             File Number)             Identification No.)


  2165 Technology Drive, Schenectady, New York                        12308
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   (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code  (518) 346-7799
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         (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS

         Authentidate Holding Corp., announced today that the following holders of its Series B Common Stock Purchase Warrants have exercised an aggregate of 1,080,000 of such warrants at the price of $1.375 per share: Gateway Network, LLC; 1800 Patrick Corp. Pension Plan; Bantry Bay Associates, LLC; Douglas Luce; RW Capital, LLC and Azure Capital, LLC. In connection with the exercise of such warrants, the Company had previously authorized the issuance of new common stock warrants to be issued to the foregoing warrant holders in order to incentive the exercise thereof. For every Series B Warrant exercised, the holders will receive one common stock purchase warrant (a "New Warrant"). The New Warrants, dated as of February 19, 2002, are exercisable at a per share exercise price of $2.00 per share and expire on October 1, 2004. However, the New Warrants shall not be exercisable until six months from the date of issuance. As of the date of this report, the Company has issued 300,000 New Warrants to Gateway Network, LLC; 150,000 New Warrants to 1800 Patrick Corp. Pension Plan; 150,000 New Warrants to Bantry Bay Associates, LLC; 400,000 New Warrants to Mr. Douglas B. Luce; 40,000 New Warrants to RW Capital, LLC; and 40,000 New Warrants to Azure Capital, LLC.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The exhibits designated with an asterisk (*) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to 17 C.F.R. Secs. 20l.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.

         10.1*    Form of New Warrant.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2002                       AUTHENTIDATE HOLDING CORP.
                                            (Registrant)

                                            By /s/ Dennis H. Bunt
                                               ---------------------------
                                            Dennis H. Bunt
                                            Chief Financial Officer